UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

ZYNGA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35375	42-1733483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Eighth Street San Francisco, CA 94103		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 449-9642

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	ZNGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

Acquisition of StarLark Studio and Golf Rival Mobile Game

On August 3, 2021, Zynga Inc., a Delaware corporation (“Zynga”), entered into a Master Business Transfer Agreement (the “Agreement”) among Beijing Fotoable Technology Limited (“Fotoable”), Funjoy Technology Limited (“Funjoy”), Lvy Technology Limited (“Lvy”), Beijing StarLark Technology Co., Ltd. (“StarLark”) and certain other parties (collectively with Fotoable, Funjoy, Lvy and StarLark, the “Sellers”), pursuant to which Zynga will acquire the Beijing-based StarLark game studio, the Golf Rival mobile game franchise and related other games, intellectual properties, business records and specified other assets and liabilities in a series of related closings (collectively, the “Transaction”) in exchange for an aggregate consideration of approximately $525 million of which (a) $315 million will be payable in cash, subject to adjustments as set forth in the Agreement (the “Closing Cash Consideration”) and (b) the remaining $210 million will be satisfied by the issue of 20,009,528 shares (the “Zynga Stock Consideration”, and together with the Closing Cash Consideration, the “Base Consideration”) of Class A common stock of Zynga (the “Zynga Stock”), based on the average closing price of the Zynga Stock during a 30 trading day period preceding the date of the Agreement, subject to adjustments as set forth in the Agreement.

The Base Consideration will be decreased by required employee payments and increased by certain cash balances held at StarLark and Lvy prior to the closing (the Base Consideration, as adjusted, the “Total Purchase Consideration”).

The closing of the Transaction is expected to occur during the fourth quarter of 2021, subject to satisfaction or waiver of specified conditions, including any required regulatory filings. As part of the Transaction, Zynga will acquire Lvy and StarLark, with Lvy becoming a direct, wholly-owned subsidiary of Zynga and StarLark becoming a direct, wholly-owned subsidiary of Lvy.

The Agreement is governed by and shall be construed in accordance with the laws of Hong Kong. The terms and information in the Agreement should not be relied on as factual disclosure about Zynga, StarLark or the other Sellers without consideration of the periodic and current reports and other statements that Zynga files with the Securities and Exchange Commission (the “SEC”). The terms of the Agreement govern the contractual rights and relationships, and allocate risks, among the parties thereto in relation to the Transaction. In particular, the Agreement contains customary warranties of each of Zynga and the Sellers. The warranties of each party set forth in the Agreement have been made solely for the benefit of the other parties to the Agreement, and such warranties should not be relied on by any other person. In addition, such warranties (1) have been qualified by a disclosure schedule from the Sellers, (2) are subject to the materiality standards set forth in the Agreement, which may differ from what may be viewed as material by investors, (3) in certain cases, were made as of a specific date, and (4) may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Accordingly, no person should rely on the warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the warranties may change after the date of the execution of the Agreement. Zynga does not undertake any obligation to publicly release any revisions to these warranties, except as required under U.S. federal or other applicable securities laws.

Pursuant to the Agreement, the Sellers have agreed to indemnify Zynga for losses related to specified matters, including, among other things, breaches or inaccuracies of warranties of the Sellers contained in the Agreement, specified tax matters, and for other customary matters. As security for such indemnification obligations, $40 million of the Closing Cash Consideration otherwise payable to the Sellers has been deposited into an escrow fund in cash.

The Agreement may be terminated upon material breach of certain provisions in the Agreement or if the closing has not occurred by December 31, 2021, subject to extension as set forth in the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. The Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.02.Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02. In accordance with the Agreement, a portion of the consideration to be delivered to the Sellers at closing consists of the Zynga Stock Consideration. The Zynga Stock Consideration will be issued pursuant to exemptions from registration provided by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).  Pursuant to the Agreement, Zynga expects to file a registration statement on Form S-3 to register the Zynga Stock Consideration for resale within thirty days following the final closing date.

Item 7.01.Regulation FD Disclosure.

On August 5, 2021, Zynga issued a press release announcing the entry into the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated herein by reference. The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K contains forward-looking statements relating to, among other things, Zynga’s expectations related to the timing and closing of the acquisition of StarLark, the Golf Rival mobile game and related assets and liabilities; Zynga’s ability to achieve the intended benefits of the acquisition; and Zynga’s future performance. Forward-looking statements often include words such as “outlook,” “projected,” “intends,” “will,” “anticipate,” “believe,” “target,” “expect,” and statements in the future tense are generally forward-looking. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties and assumptions, including those described in Zynga’s public filings with the SEC, copies of which may be obtained by visiting Zynga’s Investor Relations web site at http://investor.zynga.com or the SEC’s website at www.sec.gov. Zynga’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance. Factors that could cause or contribute to such differences include, but are not limited to, delays or other challenges in the completion of the transactions described herein and the integration and success of current and future games as part of Zynga. Undue reliance should not be placed on such forward-looking statements, which are based on information available to Zynga on the date hereof. Zynga assumes no obligation to update such statements.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*†

Master Business Transfer Agreement, dated as of August 3, 2021, by and among the Registrant, Beijing Fotoable Technology Limited, Funjoy Technology Limited, Beijing Guoren Interactive Technology Co., Ltd., Shanghai Xianke Guanchen Management Center, Shanghai Lanfeng Tuoyuan Management Center (Limited Partnership), Lvy Technology Limited and Beijing StarLark Technology Co., Ltd.

99.1*+	Press Release, dated August 5, 2021
104__	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	Filed herewith.
†

Certain portions of this exhibit have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. A copy of any omitted portion will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that Zynga may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

+

This exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZYNGA INC.

Date: August 5, 2021	By:	/s/ James Gerard Griffin
James Gerard Griffin
Chief Financial Officer